Exhibit 99.1

GSI Group Announces Financial Results
for the Third Quarter of 2015

•	Third Quarter 2015 Adjusted Revenue of $92.3 million, 4% year-over-year growth
•	Third Quarter 2015 Adjusted EBITDA of $16.1 million, 5% year-over-year growth
•	Third Quarter 2015 GAAP Diluted Earnings per Share (“EPS”) of $0.19
•	Third Quarter 2015 Adjusted Earnings per Share (“Adjusted EPS”) of $0.24
•	Third Quarter 2015 Net Debt of $29 million

Bedford, MA -- GSI Group Inc. (NASDAQ: GSIG) (the “Company”, “we”, “our”, “GSI”), a global leader and supplier of laser, precision motion, and vision technologies to original equipment manufacturers in the medical and advanced industrial markets, today reported financial results for the third quarter of 2015.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	October 2,	September 26,
	2015	2014
GAAP
Revenue	$92.3	$94.7
Operating income from continuing operations	$9.0	$6.8
Diluted EPS from continuing operations	$0.19	$0.15
Non-GAAP*
Adjusted Revenue	$92.3	$88.8
Adjusted operating income from continuing operations	$13.4	$12.5
Adjusted EPS	$0.24	$0.23
Adjusted EBITDA	$16.1	$15.4

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures in this press release and the reasons for their use are presented below.

Third Quarter

“I am pleased with our strong financial results in the third quarter.  We had strong execution across the Company and exceeded our own expectations for Adjusted EBITDA and cash flows provided by operating activities of continuing operations, while delivering 4% Adjusted Revenue growth in the face of a deteriorating capital spending environment,” said John Roush, Chief Executive Officer.

During the third quarter of 2015, GSI generated GAAP revenue of $92.3 million, a decrease of (3%) from $94.7 million in the third quarter of 2014 due to the divestiture of JK Lasers.  Adjusted Revenue in the third quarter of 2015 was $92.3 million, an increase of 4% from $88.8 million in the third quarter of 2014.  The Laser Products and Precision Motion operating segments both delivered strong Adjusted Revenue growth, whereas Vision Technologies declined due to end-market dynamics.

“During the quarter, we had strong orders from medical applications, which helped to mitigate the weakness we are now seeing in the advanced industrial end markets,” added John Roush.

In the third quarter of 2015, GAAP operating income from continuing operations was $9.0 million, compared to $6.8 million in the third quarter of 2014.  Adjusted operating income from continuing operations was $13.4 million in the third quarter of 2015, compared to $12.5 million in the third quarter of 2014.

GAAP Diluted EPS from continuing operations was $0.19 in the third quarter of 2015, compared to $0.15 in the third quarter of 2014. Adjusted EPS was $0.24 in the third quarter of 2015, compared to $0.23 in the third quarter of 2014.  The Company ended the quarter with 35.1 million weighted average diluted common shares outstanding.

Adjusted EBITDA was $16.1 million in the third quarter of 2015, compared to $15.4 million in the third quarter of 2014.

As of October 2, 2015, cash and cash equivalents were $80.1 million, while total debt (excluding deferred borrowing costs of $1.9 million) was $109.4 million. The Company completed the third quarter of 2015 with approximately $29.3 million of Net Debt, as defined in the non-GAAP reconciliation below.  Operating cash flow from continuing operations for the third quarter of 2015 was $10.9 million. During the third quarter of 2015, the Company repurchased 77 thousand shares in the open market for an aggregate purchase price of $1.0 million at an average price of $13.03 per share.

Financial Outlook

“We remain confident in our team’s ability to generate profitable growth and above average returns on capital, as is evident in our earnings guidance for the remainder of the year,” said Robert Buckley, Chief Financial Officer. “While we continue to deliver on our financial commitments despite lower-than-expected global economic growth, our revenue guidance reflects caution in this capital spending environment.”

For the full year 2015, the Company expects Adjusted Revenue of approximately $365 million to $370 million.  This compares to Adjusted Revenue of $343 million in the full year 2014. The guidance represents anticipated year-over-year Adjusted Revenue growth of 6% to 8% and year-over-year organic revenue growth in the 3% to 5% range.

For the full year 2015, the Company expects Adjusted EBITDA to be approximately $60 million to $61 million.  Additionally, the Company expects Adjusted EPS to be in the range of $0.82 to $0.86.

Conference Call Information

The Company will host a conference call on Wednesday, November 4, 2015 at 5:00 p.m. ET to discuss these results. John A. Roush, Chief Executive Officer, and Robert Buckley, Chief Financial Officer, will host the conference call.

To access the call, please dial (877) 482-5124 prior to the scheduled conference call time.  The conference ID number is 38297417.

A playback of this conference call will be available beginning 8:00 p.m. ET, Wednesday, November 4, 2015. The playback phone number is (855) 859-2056 or (404) 537-3406 and the code number is 38297417. The playback will remain available until 11:00 p.m. ET, Wednesday, November 25, 2015.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company’s website at www.gsig.com.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are organic revenues, Adjusted Revenue, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Income from Continuing Operations, Adjusted Operating Margin, Adjusted Income from Continuing Operations before Income Taxes, Adjusted Income from Continuing Operations, net of tax, Adjusted EPS from Continuing Operations, Adjusted EBITDA, Net Debt and total debt excluding deferred borrowing costs.

The Company believes that the non-GAAP financial measures provide useful and supplementary information to investors regarding the Company’s operating performance. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions.  The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, are often large relative to the Company’s overall financial performance, which can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA is used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities including acquisitions and divestitures. In addition, Adjusted EBITDA is used to determine bonus payments for senior management and employees.  Accordingly, the Company believes that this non-GAAP measure provides greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP.  They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding our ability to generate profitable growth and above average returns on capital; anticipated financial performance; business prospects; market conditions; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; changes in interest rates, credit ratings or foreign currency exchange rates; risk associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; our failure to comply with local import and export regulations in the jurisdictions in which we operate; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to make divestitures that provide business benefits; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; production difficulties and product delivery delays or disruptions; our compliance, or our failure to comply, with various federal, state and foreign regulations; changes in governmental regulation of our business or products; effects of conflict minerals regulations; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our ability to utilize our net operating loss carryforwards and other tax attributes; changes in tax laws, and fluctuations in our effective tax rates; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; volatility in the market price for our common shares; our ability to access cash and other assets of our subsidiaries; the influence over our business of certain significant shareholders; provisions of our articles of incorporation may delay or prevent a change in control; our significant existing indebtedness may limit our ability to engage in certain activities; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About GSI

GSI Group Inc. designs, develops, manufactures and sells precision photonics and motion control components and subsystems to Original Equipment Manufacturers (“OEM”) in the medical and advanced industrial markets. The Company is a leader in highly engineered enabling technologies, including CO2 laser sources, laser scanning and beam delivery products, optical data collection and machine vision technologies, medical visualization and informatics solutions, and precision motion control products. The Company specializes in collaborating with OEM customers to adapt its component and subsystem technologies to deliver highly differentiated performance in their applications. GSI Group Inc.’s common shares are quoted on NASDAQ under the ticker symbol “GSIG”.

More information about GSI is available on the Company’s website at www.gsig.com.  For additional information, please contact GSI Group Inc. Investor Relations at (781) 266-5137 or InvestorRelations@gsig.com.

GSI Group Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	October 2,	September 26,
	2015	2014
Revenue	$92,271	$94,656
Cost of revenue	52,361	54,973
Gross profit	39,910	39,683
Operating expenses:
Research and development and engineering	7,693	7,735
Selling, general and administrative	19,979	21,512
Amortization of purchased intangible assets	1,852	2,843
Restructuring, acquisition and divestiture related costs	1,379	771
Total operating expenses	30,903	32,861
Operating income from continuing operations	9,007	6,822
Interest income (expense), net	(1,248)	(1,453)
Foreign exchange transaction gains (losses), net	383	1,030
Other income (expense), net	878	733
Income from continuing operations before income taxes	9,020	7,132
Income tax provision	2,452	2,013
Income from continuing operations	6,568	5,119
Loss from discontinued operations, net of tax	—	(273)
Loss on disposal of discontinued operations, net of tax	—	(321)
Consolidated net income	$6,568	$4,525

Earnings per common share from continuing operations:
Basic	$0.19	$0.15
Diluted	$0.19	$0.15
Loss per common share from discontinued operations:
Basic	$—	$(0.02)
Diluted	$—	$(0.02)
Earnings per common share:
Basic	$0.19	$0.13
Diluted	$0.19	$0.13

Weighted average common shares outstanding—basic	34,599	34,389
Weighted average common shares outstanding—diluted	35,055	34,793

GSI GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	October 2,	December 31,
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	$80,089	$51,146
Accounts receivable, net	56,050	51,494
Inventories	61,268	62,943
Other current assets	14,843	16,958
Assets of discontinued operations	—	631
Total current assets	212,250	183,172
Property, plant and equipment, net	37,596	40,088
Intangible assets, net	64,240	67,242
Goodwill	98,358	90,746
Other assets	13,456	15,046
Total assets	$425,900	$396,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$7,374	$7,345
Accounts payable	27,507	25,592
Accrued expenses and other current liabilities	25,105	20,798
Liabilities of discontinued operations	—	324
Total current liabilities	59,986	54,059
Long-term debt	100,084	105,030
Other long-term liabilities	25,847	25,951
Total liabilities	185,917	185,040
Stockholders’ Equity:
Total GSI Group Inc. stockholders’ equity	239,983	210,825
Noncontrolling interest	—	429
Total stockholders’ equity	239,983	211,254
Total liabilities and stockholders’ equity	$425,900	$396,294

GSI GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	October 2,	September 26,
	2015	2014
Cash flows from operating activities:
Consolidated net income	$6,568	$4,525
Less: Loss from discontinued operations, net of tax	—	594
Income from continuing operations	6,568	5,119
Adjustments to reconcile income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	4,703	6,344
Share-based compensation	961	978
Deferred income taxes	3,610	(403)
Earnings from equity investment	(886)	(718)
Other	1,080	948
Changes in assets and liabilities which (used)/provided cash, excluding effects from businesses purchased or classified as discontinued operations:
Accounts receivable	(1,753)	(406)
Inventories	(1,511)	56
Other operating assets and liabilities	(1,864)	2,573
Net cash provided by operating activities of continuing operations	10,908	14,491
Net cash provided by (used in) operating activities of discontinued operations	—	(882)
Net cash provided by operating activities	10,908	13,609
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,978)	(1,194)
Escrow recovery related to business acquisition	—	5,418
Working capital settlement for sale of business	(1,053)	—
Other	7	5
Net cash provided by (used in) investing activities of continuing operations	(3,024)	4,229
Net cash provided by investing activities of discontinued operations	—	5,242
Net cash provided by (used in) investing activities	(3,024)	9,471
Cash flows from financing activities:
Repayments of long-term debt and revolving credit facility	(6,875)	(12,875)
Repurchase of common stock	(997)	—
Other financing activities	(210)	(463)
Net cash used in financing activities of continuing operations	(8,082)	(13,338)
Net cash used in financing activities of discontinued operations	—	—
Net cash used in financing activities	(8,082)	(13,338)
Effect of exchange rates on cash and cash equivalents	(764)	(1,200)
Increase (decrease) in cash and cash equivalents	(962)	8,542
Cash and cash equivalents, beginning of period	81,051	45,007
Cash and cash equivalents, end of period	$80,089	$53,549

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Revenue by Segment (Non-GAAP):

	Three Months Ended
	October 2,	September 26,
	2015	2014
Laser Products
Revenue (GAAP)	$41,330	$45,806
JK Lasers divestiture	—	(5,908)
Acquisition fair value adjustments	—	—
Adjusted Revenue (Non-GAAP)	$41,330	$39,898

Vision Technologies
Revenue (GAAP)	$30,992	$32,680
Acquisition fair value adjustments	33	51
Adjusted Revenue (Non-GAAP)	$31,025	$32,731

Precision Motion
Revenue (GAAP)	$19,949	$16,170
Acquisition fair value adjustments	—	—
Adjusted Revenue (Non-GAAP)	$19,949	$16,170

GSI Group Inc.
Revenue (GAAP)	$92,271	$94,656
JK Lasers divestiture	—	(5,908)
Acquisition fair value adjustments	33	51
Adjusted Revenue (Non-GAAP)	$92,304	$88,799

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit by Segment (Non-GAAP):

	Three Months Ended
	October 2,	September 26,
	2015	2014
Laser Products
Gross Profit (GAAP)	$18,851	$20,269
JK Lasers divestiture	—	(1,856)
Amortization of intangible assets	516	516
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$19,367	$18,929
Gross Profit Margin (GAAP)	45.6%	44.2%
Adjusted Gross Profit Margin (Non-GAAP)	46.9%	47.4%

Vision Technologies
Gross Profit (GAAP)	$12,152	$12,945
Amortization of intangible assets	547	900
Acquisition fair value adjustments	33	51
Adjusted Gross Profit (Non-GAAP)	$12,732	$13,896
Gross Profit Margin (GAAP)	39.2%	39.6%
Adjusted Gross Profit Margin (Non-GAAP)	41.0%	42.5%

Precision Motion
Gross Profit (GAAP)	$9,233	$6,776
Amortization of intangible assets	111	198
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$9,344	$6,974
Gross Profit Margin (GAAP)	46.3%	41.9%
Adjusted Gross Profit Margin (Non-GAAP)	46.8%	43.1%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(326)	$(307)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$(326)	$(307)

GSI Group Inc.
Gross Profit (GAAP)	$39,910	$39,683
JK Lasers divestiture	—	(1,856)
Amortization of intangible assets	1,174	1,614
Acquisition fair value adjustments	33	51
Adjusted Gross Profit (Non-GAAP)	$41,117	$39,492
Gross Profit Margin (GAAP)	43.3%	41.9%
Adjusted Gross Profit Margin (Non-GAAP)	44.5%	44.5%

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Operating Income from Continuing Operations and Adjusted EPS (Non-GAAP):

	Three Months Ended October 2, 2015
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$9,007	9.8%	$9,020	$6,568	$0.19
Non-GAAP Adjustments:
Amortization of intangible assets	3,027	3.3%	3,027	1,490	0.04
Restructuring, divestiture and other costs	1,097	1.2%	1,097	540	0.02
Acquisition related costs	282	0.3%	282	139	0.00
Acquisition fair value adjustments	33	0.0%	33	16	0.00
Gain on JK Lasers sale	—	—	5	4	0.00
Unrealized foreign currency loss on JK Lasers sale	—	—	(377)	(301)	(0.01)
Non-recurring income tax expenses (benefits)	—	—	—	61	0.00
Total non-GAAP adjustments	4,439	4.8%	4,067	1,949	0.05

Adjusted results (Non-GAAP)	$13,446	14.6%	$13,087	$8,517	$0.24

Weighted average shares outstanding - Diluted					35,055

	Three Months Ended September 26, 2014
	Operating Income from Continuing Operations	Operating Margin	Income from Continuing Operations before Income Taxes	Income from Continuing Operations, Net of Tax	Diluted EPS from Continuing Operations
GAAP results	$6,822	7.2%	$7,132	$5,119	$0.15
Non-GAAP Adjustments:
Amortization of intangible assets	4,457	4.7%	4,457	3,021	0.09
Restructuring costs and other	638	0.7%	638	432	0.01
Acquisition related costs	538	0.5%	538	365	0.00
Acquisition fair value adjustments	51	0.1%	51	34	0.00
Non-recurring income tax expenses (benefits)	—	—	—	(840)	(0.02)
Total non-GAAP adjustments	5,684	6.0%	5,684	3,012	0.08

Adjusted results (Non-GAAP)	$12,506	13.2%	$12,816	$8,131	$0.23

Weighted average shares outstanding - Diluted					34,793

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	October 2,	September 26,
	2015	2014
Consolidated net income (GAAP)	$6,568	$4,525
Interest (income) expense, net	1,248	1,453
Income tax provision	2,452	2,013
Depreciation and amortization	4,703	6,344
Share-based compensation	961	978
Restructuring, acquisition, divestiture related costs and other	1,379	1,176
Acquisition fair value adjustments	33	51
Loss from discontinued operations, net of tax	—	594
Other, net	(1,261)	(1,763)
Adjusted EBITDA (Non-GAAP)	$16,083	$15,371

Net Debt (Non-GAAP):

	October 2, 2015	December 31, 2014
Total Debt (GAAP)	$107,458	$112,375
Plus: Deferred financing costs	1,917	2,625
Less: Cash and cash equivalents	(80,089)	(51,146)
Net Debt (Non-GAAP)	$29,286	$63,854

Organic Revenue Growth (Non-GAAP):

Three Months Ended
October 2, 2015
Reported decline (GAAP)	(2.5)%
Less: Change attributable to acquisitions and divestitures	(2.3)%
Plus: Change due to foreign currency	3.8%
Organic growth (Non-GAAP)	3.6%

Non-GAAP Measures

Adjusted Revenue

Adjusted Revenue excludes the JK Lasers business to only show the results of ongoing operations of the Company. As the JK Lasers business was sold in April 2015, the future results of the Company will no longer include revenues from this business. We excluded JK Lasers revenue from Adjusted Revenue because divestiture activities can vary between reporting periods and between us and our peers, which we believe make comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. Additionally, we include estimated revenue from contracts acquired with business acquisitions that will not be fully recognized due to business combination rules. Because GAAP accounting rules require the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.  These non-GAAP adjustments are intended to reflect the full amount of such revenue.

Organic Revenue

We define the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, and the effect of foreign currency translation. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to better measure our performance and evaluate long-term performance trends. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions and divestitures because acquisition and divestiture activities can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude the JK Lasers business to only show the results of ongoing operations, as the JK Lasers business was sold in April 2015. In addition, Adjusted Gross Profit and Adjusted Gross Profit Margin excludes the amortization of acquired intangible assets and revenue and inventory fair value adjustments from business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses.

Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin

The calculation of Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin exclude the amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses.  The Company also excluded restructuring, acquisition and divestiture related costs from Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin due to the significant changes that have occurred outside of the Company’s day-to-day business as a result of the execution of the Company’s strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures”.

Adjusted Income from Continuing Operations before Income Taxes

The calculation of Adjusted Income from Continuing Operations before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income from Continuing Operations before Income Taxes excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs for the reasons described for Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin above.  In addition, the gain on sale of JK Lasers and the related unrealized foreign exchange loss are excluded to only show the results of our ongoing operations, as the JK Lasers business was sold in April 2015.

Adjusted Income from Continuing Operations, Net of Tax

The calculation of Adjusted Income from Continuing Operations, net of tax, is displayed in the tables above.  Because pre-tax income is included in determining income from continuing operations, net of tax, the calculation of Adjusted Income from Continuing Operations, net of tax, also excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, the gain on sale of JK Lasers and the related unrealized foreign exchange loss for the reasons described for Adjusted Income from Continuing Operations before Income Taxes. In addition, the Company excluded significant non-recurring income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS from Continuing Operations

The calculation of Adjusted Diluted EPS from Continuing Operations is displayed in the tables above.  Because income from continuing operations, net of tax is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS from Continuing Operations excludes amortization of acquired intangible assets and revenue and inventory fair value adjustments related to business acquisitions, restructuring, acquisition and divestiture related costs, the gain on sale of JK Lasers and the related unrealized foreign exchange loss, significant non-recurring income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on our effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Income from Continuing Operations, net of tax.

Adjusted EBITDA

The Company defines Adjusted EBITDA as the net income attributable to GSI Group Inc. before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and divestiture related costs, acquisition fair value adjustments, loss from discontinued operations, net of tax, and other non-operating income (expense) items, including the gain on the sale of JK Lasers, foreign exchange gains (losses) and earnings from an equity-method investment.

In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation. The presentation of Adjusted EBITDA should not be construed as an inference that future results will not be affected by unusual or non-recurring items.

Net Debt

The Company defines Net Debt as its total debt less its cash and cash equivalents. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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